                                                                     EXHIBIT 4.7

                        HOUSTON INDUSTRIES INCORPORATED
                              AMENDED AND RESTATED
                             INVESTOR'S CHOICE PLAN

          Houston Industries Incorporated (formerly Houston Lighting & Power Company), a Texas corporation (the "Company"), hereby amends and restates its Investor's Choice Plan (the "ICP") in its entirety to establish the following Houston Industries Incorporated Amended and Restated Investor's Choice Plan (the "Plan"):

                                    RECITAL:

          WHEREAS, the purpose of the Plan is to provide interested investors and holders of certain debt and equity securities of the Company and its subsidiaries a convenient, economical means of increasing their investment in the Company through (i) regular investment of cash dividends paid and interest payments made on such securities, (ii) optional cash investments and/or (iii) initial cash investments in shares of the Company's common stock, without par value, including associated preference stock purchase rights (the "Common Stock"); and

          WHEREAS, the Company desires to amend and restate the ICP to provide stock purchase opportunities and services including (i) increasing the frequency of purchases and sales for Participants' accounts, (ii) allowing Participants to invest through automatic deductions from designated bank accounts and (iii) permitting Participants to establish Individual Retirement Accounts which allow for the reinvestment of cash dividends paid on Common Stock;

          NOW, THEREFORE:

                                   ARTICLE I

                                  Definitions

          The terms defined in this Article I shall, for all purposes of this Plan, have the following respective meanings:

          Account
          The term "Account" shall mean, as to any Participant, the account maintained by the Administrator evidencing (i) the shares (and/or fraction of a share) of Common Stock (a) purchased through the Plan and/or (b) deposited by such Participant into the Plan pursuant to Section 4.1 hereof, and credited to such Participant and (ii) cash held in the Plan pending investment in Common Stock for such Participant.

          Account Shares
          The term "Account Shares" shall mean all shares (and/or fraction of a share) of Common Stock credited to the Account of a Participant by the Administrator, which shall include shares deposited into the Plan pursuant to
Section 4.1 hereof.

          Administrator
          The term "Administrator" shall mean the individual (who may be an employee of the Company), bank, trust company or other entity (including the Company) appointed from time to time by the Company to act as Administrator hereunder.

          Automatic Investing Authorization Form
          The term "Automatic Investing Authorization Form" shall mean the documentation, including a voided check or deposit slip on the bank, savings or credit union account from which funds are to be drawn, that the Administrator shall require to be completed and received for a Participant to authorize the Administrator to make automatic deductions from an account designated by the Participant for investment in Common Stock through the Plan.

          Common Stock
          As defined in the Recitals.

          Company
          As defined in the introduction to the Recitals.

          Company Share Purchase Price
          The term "Company Share Purchase Price," when used with respect to Fractional Account Shares, newly issued shares of Common Stock or shares of Common Stock held in the Company's treasury, shall mean the average of the high and low sales prices of Common Stock on a given trading day as reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal. In the absence of knowledge of inaccuracy, the Administrator may rely upon such prices as published in The Wall Street Journal. In the event no trading is so reported for a trading day, the Company Share Purchase Price for such shares may be determined by the Company on the basis of such market quotations as it deems appropriate.

          Direct Deposit Authorization Form
          The term "Direct Deposit Authorization Form" shall mean the documentation, including a voided check or deposit slip for the designated bank, savings or credit union account, that the Administrator shall require to be completed and received prior to a Participant having any Dividends on Account Shares not being reinvested in Common Stock paid by electronic direct deposit to the Participant's predesignated bank, savings or credit union account pursuant to Section 7.7 hereof.

          Dividend
          The term "Dividend" shall mean cash dividends paid on Reinvestment Eligible Securities.

          Dividend Payment Date
          The term "Dividend Payment Date" shall mean a date on which a cash dividend on shares of Common Stock is paid.

          Eligible Securities
          The term "Eligible Securities" shall mean those equity and debt securities of the Company and its subsidiaries, whether issued prior to, on or after the date hereof, set forth in Section 6.1 hereof, and such other equity and debt securities of the Company and its subsidiaries as the Company may designate, in its sole discretion, pursuant to Section 6.2 hereof.

          Enrollment Form
          The term "Enrollment Form" shall mean the documentation that (i) the Administrator shall require to be completed and received prior to an investor's enrollment in the Plan pursuant to Section 2.2, 2.3, 2.4 or 4.1 hereof and (ii) a Participant may submit to the Administrator to change his options under the Plan pursuant to Section 7.1 hereof.

          Exchange Act
          The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          Foreign Person
          The term "Foreign Person" shall mean a Person that is a citizen or resident of, or is organized or incorporated under, or has its principal place of business in, a country other than the United States, its territories and possessions.

          Fractional Account Shares
          The term "Fractional Account Shares" shall mean the shares (and fractions of shares) of Common Stock held in the Fractional Share Account.

          Fractional Share Account
          The term "Fractional Share Account" shall mean an account under the Plan, owned by the Company, consisting of Fractional Account Shares, which is held by the Administrator and administered pursuant to Section 8.3 hereof.

          ICP
          As defined in the introduction to the Recitals.

          Independent Agent
          The term "Independent Agent" shall mean an agent independent of the Company who satisfies applicable legal requirements (including without limitation the requirements of Regulation M and Rule 10b-18 promulgated under the Exchange Act) and who has been selected by the Company, pursuant to Section
10.6 hereof, to serve as an Independent Agent for purposes of making open market purchases and sales of Common Stock under the Plan.

          Interest
          The term "Interest" shall mean interest payments made on Reinvestment Eligible Securities.

          Investment Date
          The term "Investment Date" shall mean each date on which the Administrator or Independent Agent shall begin to purchase or sell shares of Common Stock pursuant to the Plan. An Investment Date shall occur at least every fifth business day, and may occur as often as every business date, if practicable, as determined in the sole discretion of the Administrator.

          IRA
          The term "IRA" shall mean an Individual Retirement Account.

          IRA Application Form
          The term "IRA Application Form" shall mean the documentation the IRA Trustee shall require to be completed and received prior to establishing a Plan IRA for an IRA Participant under the Plan.

          IRA Participant
          The term "IRA Participant" shall mean a Person who establishes a Plan IRA.

          IRA Trustee
          The term "IRA Trustee" shall mean First Trust Corporation or any similar successor corporation selected by the Company to act as trustee for Plan IRAs.

          Market Share Purchase Price
          The term "Market Share Purchase Price," when used with respect to shares of Common Stock purchased in the open market, shall mean the weighted average purchase price per share (including brokerage commissions, any related service charges and applicable taxes) of the aggregate number of shares purchased in the open market for an Investment Date.

          Market Share Sales Price
          The term "Market Share Sales Price," when used with respect to shares of Common Stock sold under the Plan, shall mean the weighted average sales price per share (less brokerage commissions, any related service charges and applicable taxes) of the aggregate number of shares sold in the open market for the relevant period.

          Maximum Amount
          As defined in Section 2.5 hereof.

          Participant
          As defined in Section 2.1 hereof.

          Person
          The term "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate or unincorporated organization.

          Plan
          As defined in the introduction to the Recitals.

          Plan IRA
          A self-directed IRA which is set up through the IRA Trustee and which specifically allows for the reinvestment of Dividends on Common Stock.

          Reinvestment Eligible Securities
          The term "Reinvestment Eligible Securities" shall mean (i) those Eligible Securities of which a Participant is the record or registered holder and on which the Participant has elected to have all or a portion of the Dividends or Interest paid reinvested in Common Stock and (ii) those Account Shares on which the Participant has elected to have all or a portion of the Dividends paid reinvested in Common Stock, which election under (i) or (ii) has been made by delivering a completed optional cash investment stub or a completed Enrollment Form, as the case may be, to the Administrator.

          Statement of Account
          The term "Statement of Account" shall mean a written statement prepared by the Administrator and sent to each Participant which reflects (i) all transactions to date completed under the Plan during the current calendar year, (ii) the number of Account Shares credited to such Participant's Account at the date of such statement, (iii) the amount of cash, if any, credited to such Participant's Account pending investment at the date of such statement and
(iv) such additional information regarding such Participant's Account as the Administrator may determine to be pertinent to the Participant.

          Trust Account
          As defined in Section 11.1 hereof.

          Trustee
          As defined in Section 11.7 hereof.

          A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

                                   ARTICLE II

                                 Participation

          Section 2.1. Participation. Any Person, whether or not a record holder of Common Stock, may elect to participate in the Plan; provided, however, that if such Person is a Foreign Person, he must provide evidence satisfactory to the Administrator that his participation in the Plan would not violate local laws applicable to the Company, the Plan or such Foreign Person.

          An election by a Person to participate in the Plan shall be made by completing and returning to the Administrator an Enrollment Form and (i) electing to have Dividends on Eligible Securities of which such Person is the record holder invested in Common Stock pursuant to Section 2.2 hereof, (ii) electing to have Interest on Eligible Securities of which such Person is the registered owner invested in Common Stock pursuant to Section 2.3 hereof, (iii) depositing certificates representing Common Stock of which such person is the record holder into the Plan pursuant to Section 4.1 hereof or (iv) making an initial cash investment pursuant to Section 2.4 hereof.

          Any Person who has met such requirements and has made and not revoked such election is herein referred to as a "Participant." Notwithstanding the foregoing, each participant in the Plan on the date hereof is automatically a Participant without submitting a new Enrollment Form; provided, however, that any such Participant who wishes to change his current participation in any way must submit written or facsimile instructions or a new Enrollment Form to the Administrator. A Participant (or a Person completing an Enrollment Form in order to become a Participant) may elect to participate in any or all forms of investment provided in Sections 2.2 through 2.5 hereof and to utilize the Plan's safekeeping services provided in Section 4.1 hereof by submitting an Enrollment Form designating such election to the Administrator; provided, however, that in lieu of an Enrollment Form, a Participant may submit to the Administrator (i) written or facsimile instructions in order to elect Dividend and/or Interest reinvestment pursuant to Sections 2.2 and/or 2.3 hereof, (ii) a completed optional cash investment stub attached to a quarterly Statement of Account in order to elect to make optional cash investments pursuant to Section 2.5 hereof and (iii) the stock certificates representing the Common Stock to be deposited into the Plan in order to elect to utilize the safekeeping services provided by the Plan.

          Section 2.2. Dividend Reinvestment. A Participant may elect to have all or a portion of any Dividend on his Reinvestment Eligible Securities invested in shares (and/or a fraction of a share) of Common Stock to be credited to his Account in lieu of receiving such Dividend directly. If a Participant elects to reinvest only a portion of the Dividends received on his Reinvestment Eligible Securities, the portion of Dividends not reinvested will be sent to the Participant by check in the manner otherwise associated with payment of such Dividends or, if such Reinvestment Eligible Securities are also Account Shares, by electronic direct deposit if the Participant has elected the direct deposit option provided in Section 7.7 hereof.

          Section 2.3. Interest Reinvestment. A Participant may elect to have all or a portion of any Interest on his Reinvestment Eligible Securities invested in shares (and/or a fraction of a share) of Common Stock to be credited to his Account in lieu of receiving such Interest directly. If a Participant elects to reinvest only a portion of the Interest on his Reinvestment Eligible Securities, that portion of Interest not reinvested in Common Stock will be sent to the Participant by check in the manner otherwise associated with payment of Interest.

          Section 2.4. Initial Cash Investment. A Person not already a Participant may become a Participant by (i) making an initial cash payment of at least $250, or (ii) in the case of a Person who is already a record or registered holder of Eligible Securities, of at least $50, by personal check, money order or wire transfer payable to Houston Industries Incorporated Investor's Choice Plan, to be invested in Common Stock pursuant to Section 3.4 hereof; provided, however, that such initial cash payment may not exceed $120,000 and payment for such initial cash investment must be accompanied by a completed Enrollment Form.

          Section 2.5. Optional Cash Investments. A Participant may elect to make cash payments at any time or from time to time to the Plan, by personal check, money order or wire transfer payable to Houston Industries Incorporated Investor's Choice Plan, or by automatic deductions from a predesignated bank, savings or credit union account pursuant to Section 7.8 hereof, for investment in Common Stock pursuant to Section 3.4 hereof; provided, however, that any Participant who elects to make optional cash investments pursuant to this
Section 2.5 must invest at least $50 for any single investment and may not invest more than $120,000 in aggregate amount in any calendar year (the "Maximum Amount"). For purposes of determining whether the Maximum Amount has been reached, initial cash investments shall be counted as optional cash investments.

          Section 2.6. Investment Retirement Accounts. Participants and interested investors who reside in the United States or its possessions or territories shall have an opportunity to establish a Plan IRA. In order to establish a Plan IRA, a Participant or interested investor must execute an IRA Application Form and send it, together with an initial contribution as required by the IRA Trustee, to the IRA Trustee. All investments in Common Stock for a Plan IRA shall be made by the IRA Trustee on behalf of the IRA Participant.

          With respect to Plan IRAs, the IRA Trustee, rather than the IRA Participants, shall be the Participant; provided, however, that the $120,000 maximum annual plan investment limit shall not apply to the IRA Trustee. The investment of Plan IRA funds in Common Stock under the Plan shall not count against a Participant's $120,000 maximum annual Plan investment limit. All communications with the Company regarding the Plan IRAs shall be conducted by the IRA Trustee. The IRA Trustee shall receive the Statements of Accounts and other written confirmations from the Administrator and send instructions, such as sale, transfer and withdrawal requests to the Administrator on behalf of the Plan IRAs. The IRA Trustee shall be responsible for maintaining all records relating to Plan IRAs, providing reports to each IRA Participant and preparing and filing any necessary Internal Revenue Service reports.

          The relationship between the IRA Participant and the IRA Trustee will be governed by standing instructions and other agreements between the IRA Participant and the IRA Trustee and will not be the responsibility of the Plan, the Administrator or the Company. Neither the Plan, the Administrator nor the Company will be liable for any of the IRA Trustee's acts or omissions relating to an IRA Participant's account.

                                  ARTICLE III

             Dividend and Interest Reinvestment and Stock Purchase

          Section 3.1. Dividend and Interest Reinvestment. Dividends and Interest as to which reinvestment has been elected by a Participant shall be paid to the Administrator or its nominee on behalf of such Participant. Dividends and Interest shall be reinvested, at the Company's election, in either
(i) newly issued shares of Common Stock or shares of Common Stock held in the Company's treasury purchased from the Company or (ii) shares of Common Stock purchased in the open market. Any reinvestment of Dividends or Interest in, or other purchases of, Common Stock pursuant to this Article III shall be subject to Section 3.5 hereof.

          Section 3.2. Dividend and Interest Reinvestment in Newly Issued or Treasury Shares. Dividend and Interest reinvestment in newly issued shares of Common Stock or shares of Common Stock held in the Company's treasury shall be governed by this Section 3.2. On an Investment Date with respect to which the Company elects to issue new shares or sell shares of Common Stock held in the Company's treasury to the Plan in order to effect the reinvestment of Dividends and/or Interest, the Company shall issue to the Administrator upon the Company's receipt of the funds described in (a) below, for crediting by the Administrator to the Account of a Participant, a number of shares (and/or fraction of a share rounded to three decimal places) of Common Stock equal to (a) the amount of any Dividends and/or Interest paid to the Administrator on behalf of such Participant since the preceding Investment Date plus the amount of any Dividends paid to the Administrator on behalf of such Participant on such Investment Date divided by (b) the Company Share Purchase Price on the trading day immediately preceding such Investment Date. Such shares shall be issued or sold to, and registered in the name of, the Administrator or its nominee as custodian for such Participants. No interest shall be paid on Dividends or Interest held pending reinvestment pursuant to this Section 3.2.

          Section 3.3. Dividend and Interest Reinvestment in Shares Purchased in the Open Market. Dividend and Interest reinvestment in shares of Common Stock purchased in the open market shall be governed by this Section 3.3. On an Investment Date with respect to which the Company elects to effect reinvestment of Dividends and/or Interest in shares of Common Stock purchased in the open market, the Administrator shall (if it is an Independent Agent), or shall cause an Independent Agent to, apply the amount of any Dividends and/or Interest paid to the Administrator on behalf of the Participants since the preceding Investment Date plus the amount of any Dividends paid to the Administrator on behalf of the Participants on such Investment Date to the purchase of shares of Common Stock in the open market. Purchases in the open market pursuant to this
Section 3.3 and Subsection 3.4.2 hereof may begin on the applicable Investment

Date and shall be completed no later than five days from such date unless completion at a later date is necessary or advisable under applicable law, including without limitation any federal securities laws. Any Dividends, Interest, optional cash investments and initial cash investments to be reinvested in shares of Common Stock purchased in the open market pursuant to this Section 3.3 and Subsection 3.4.2 hereof not reinvested in shares of Common Stock within 30 days of receipt by the Administrator, or if the Company is not the Administrator by the Company, shall be promptly returned to the Participant at his address of record by First Class Mail. Open market purchases pursuant to this Section 3.3 and Subsection 3.4.2 hereof may be made on any securities exchange on which the Common Stock is traded, in the over-the-counter market or by negotiated transactions, and may be upon such terms and subject to such conditions with respect to price and delivery to which the Independent Agent (including the Administrator if it is also an Independent Agent) may agree.
With regard to open market purchases of shares of Common Stock pursuant to this
Section 3.3 and Subsection 3.4.2 hereof, none of the Company, the Administrator (if it is not also serving as the Independent Agent) or any Participant shall have any authority or power to direct the time or price at which shares of Common Stock may be purchased, the markets on which such shares are to be purchased (including on any securities exchange, in the over-the-counter market or in negotiated transactions) or the selection of the broker or dealer (other than the Independent Agent) through or from whom purchases may be made. For the purpose of making, or causing to be made, purchases of shares of Common Stock pursuant to this Section 3.3 and Subsection 3.4.2 hereof, and sales of Account Shares pursuant to Section 5.1 hereof, the Independent Agent shall be entitled to commingle each Participant's funds with those of all other Participants and to offset purchases of shares of Common Stock against sales of shares of Common Stock to be made for Participants, resulting in a net purchase or a net sale of shares. The number of shares (and/or fraction of a share rounded to three decimal places) of Common Stock that shall be credited to a Participant's Account with respect to an Investment Date to which this Section 3.3 applies shall be equal to (a)(i) the amount of any Dividends and/or Interest paid to the Administrator on behalf of such Participant since the preceding Investment Date plus (ii) the amount of any Dividends paid to the Administrator on behalf of such Participant on such Investment Date less (iii) any Dividends and/or Interest to be returned to such Participant pursuant to this Section 3.3 divided by (b) the Market Share Purchase Price with respect to such Investment Date. Such shares shall be registered in the name of the Administrator or its nominee as custodian for the Participants. No interest shall be paid on Dividends or Interest held pending reinvestment pursuant to this Section 3.3.

          Section 3.4. Investment of Optional Cash Payments and Initial Cash Payments. Any optional cash investments and initial cash investments received by the Administrator from a Participant at least one business day prior to an Investment Date shall be invested, beginning on such Investment Date, in either
(i) newly issued shares or shares of Common Stock held in the Company's treasury in the manner provided in Subsection 3.4.1 hereof, or (ii) Common Stock purchased in the open market in the manner provided in Subsection 3.4.2 hereof. Optional cash investments and initial cash investments not received by the Administrator at least one business day prior to an Investment Date need not be invested on such Investment Date; provided, however, that any such optional cash investments and initial cash investments not invested on such Investment Date shall be invested beginning on the next succeeding Investment Date. No interest shall be paid on optional cash investments and initial cash investments held pending investment pursuant to this Section 3.4.

          Subsection 3.4.1. Newly Issued or Treasury Shares. On an Investment Date with respect to which the Company elects to issue new shares or sell shares of Common Stock held in the Company's treasury to the Plan in order to effect the investment of optional cash investments and initial cash investments, the Company shall issue to the Administrator upon the Company's receipt of the funds described in (a) below, for crediting by the Administrator to the Account of a Participant, a number of shares (and/or fraction of a share rounded to three decimal places) of Common Stock equal to (a) the amount of any optional cash investments and/or initial cash investment received by the Administrator from such Participant since the preceding Investment Date (excluding any amounts received from such Participant within one business day of such Investment Date but including any amounts received from such Participant within one business day prior to the preceding Investment Date that were not invested on the preceding Investment Date as set forth in Section 3.4 hereof) divided by (b) the Company Share Purchase Price on the trading day immediately preceding such Investment Date. Such shares shall be issued or sold to, and registered in the name of, the Administrator or its nominee as custodian for the Participants.

          Subsection 3.4.2. Shares Purchased in the Open Market. On an Investment Date with respect to which the Company elects to effect the investment of optional cash investments and initial cash investments in shares of Common Stock purchased in the open market, the Administrator shall (if it is an Independent Agent), or shall cause an Independent Agent to, purchase for crediting by the Administrator to the Account of a Participant a number of shares (and/or fraction of a share rounded to three decimal places) of Common Stock in the open market equal to (a)(i) the amount of any optional cash investments and/or initial cash investment received by the Administrator from such Participant since the preceding Investment Date (excluding any amounts received from such Participant within one business day of such Investment Date but including any amounts received from such Participant within one business day prior to the preceding Investment Date as set forth in Section 3.4 hereof) less
(ii) any optional cash investments and/or initial cash investments to be returned to such Participant pursuant to Section 3.3 hereof divided by (b) the Market Share Purchase Price with respect to such Investment Date. Such purchases shall be made in the manner set forth in Section 3.3 hereof. Such shares shall be registered in the name of the Administrator or its nominee as custodian for the Participants.

          Subsection 3.4.3. Request to Stop Investment. If a written request to stop investment of optional cash investments or an initial cash investment is received by the Administrator from a Participant at least two business days before the next Investment Date, any optional cash investments or initial cash investment from such Participant then held by the Administrator shall not be invested in Common Stock and shall be returned to such Participant. If such a request is not received by the Administrator at least two business days prior to an Investment Date, any such optional cash investments or initial cash investment shall be invested in shares of Common Stock for such Participant's Account.

          Section 3.5. Exhaustion of Fractional Share Account. Prior to any purchase of Common Stock by the Administrator or an Independent Agent pursuant to this Article III, the Administrator shall first purchase, at the Company Share Purchase Price on the trading day immediately preceding the Investment Date, the Fractional Account Shares from the Fractional Share Account. To the extent made, such purchases from the Fractional Share Account shall substitute for purchases required by this Article III.

                                   ARTICLE IV

                Safekeeping Services for Deposited Common Stock

          Section 4.1. Deposited Common Stock. A Participant who has already delivered an Enrollment Form to the Administrator may elect to have certificates representing shares of Common Stock of which the Participant is the record holder deposited into the Plan by delivering such certificates to the Administrator, while a Person meeting the requirements set forth in Section 2.1 hereof who is not yet a Participant may elect to have his certificates representing shares of Common Stock of which he is the record holder deposited into the Plan by completing an Enrollment Form and delivering such certificates and Enrollment Form to the Administrator. Shares of Common Stock so deposited shall be transferred into the name of the Administrator or its nominee and credited to the depositing Participant's Account. Dividends paid on shares of Common Stock deposited into the Plan pursuant to this Section 4.1 shall be reinvested in Common Stock pursuant to Article III hereof in accordance with the depositing Participant's reinvestment election designated on a completed Enrollment Form.

          Section 4.2.  Withdrawal of Common Stock Deposited Pursuant to Section
4.1. Shares of Common Stock deposited pursuant to Section 4.1 hereof may be withdrawn from the Plan pursuant to Section 7.2 hereof.

                                   ARTICLE V

           Sale of Account Shares; Gift or Transfer of Account Shares

          Section 5.1. Sale of Account Shares. At any time, a Participant may request, by written, telephone or facsimile instructions, that the Administrator sell all or a portion of his whole Account Shares. The Administrator (if it is not also an Independent Agent) shall forward such sale instructions to the Independent Agent as soon as practicable, but within five business days, after receipt thereof (except in the case of instructions to sell all whole Account Shares of a Participant described below in the immediately following paragraph). The Independent Agent shall make such sales as soon as practicable (in accordance with stock transfer requirements and federal and state securities laws) after processing such sale instructions. Within five business days after the sale has been completed by the Independent Agent, the Administrator shall mail by First Class Mail to such Participant at his address of record a check in an amount equal to (a) the Market Share Sales Price multiplied by (b) the number of his Account Shares sold.

          If instructions for the sale of Account Shares which are not Reinvestment Eligible Securities are received by the Administrator on or after the record date relating to a Dividend Payment Date but before the Dividend Payment Date, the sale shall be processed as described above, and the Administrator shall, as soon as practicable following the receipt of Dividends paid on such Account Shares, mail a check for such Dividends by First Class Mail to the Participant at his address of record or directly deposit such Dividends in the Participant's designated direct deposit account, if such Participant has elected the direct deposit option pursuant to Section 7.7 hereof. If instructions for the sale of Account Shares which are also Reinvestment Eligible Securities are received by the Administrator on or after the record date relating to a Dividend Payment Date but before the Dividend Payment Date, the shares of Common Stock purchased from the reinvestment of such Dividends shall be credited to the Participant's Account, and (i) if the Participant's sale instructions cover less than all of his whole Account Shares, the sale shall be processed as described above in the immediately preceding paragraph or (ii) if the Participant's sale instructions cover all of his whole Account Shares, the sale instructions shall not be processed until after such Dividends have been reinvested pursuant to the Plan and the shares of Common Stock purchased therewith have been credited to his Account. In the case of clause (ii) of the immediately preceding sentence, the Administrator shall forward such sale instructions to the Independent Agent promptly (within at least five business days) after such Dividend Payment Date.

          With regard to open market sales of Account Shares pursuant to this
Section 5.1, none of the Company, the Administrator (if it is not also serving as the Independent Agent) or any Participant shall have any authority or power to direct the time or price at which shares of Common Stock may be sold, the markets on which such shares are to be sold (including on any securities exchange, in the over-the-counter market or in negotiated transactions) or the selection of the broker or dealer (other than the Independent Agent) through or from whom sales may be made, except that the timing of such sales must be made in accordance with the terms and conditions of the Plan.

          Section 5.2. Gift or Transfer of Account Shares. A Participant may elect to transfer (whether by gift, private sale or otherwise) ownership of all or a portion of his Account Shares to the Account of another Participant or establish an Account for a Person not already a Participant by delivering to the Administrator written, telephone or facsimile instructions to that effect and a stock assignment (stock power), acceptable to the Administrator. No fraction of a share of Common Stock credited to the transferor's Account shall be transferred unless the transferor's entire Account is transferred.

          Account Shares transferred in accordance with the preceding paragraph shall continue to be registered in the name of the Administrator as custodian and shall be credited to the transferee's Account. If the transferee is not already a Participant, an Account shall be opened in the name of the transferee and the Administrator shall send the transferee an Enrollment Form as soon as practicable after such transfer. Until the transferee elects otherwise or the transferor specifically requests that the new Account be enrolled in one or more of the Plan's options, the new Account will be treated as having elected only to have shares held in safekeeping under the

Plan. The transferor may request that the Administrator deliver such Statement of Account to the transferor for personal delivery to the transferee and/or the transferor may request that the Administrator deliver to such transferee a gift certificate. The transferor may request that the Administrator send the gift certificate directly to such transferee with the first Statement of Account following such transfer or request that the Administrator deliver such gift certificate to the transferor for personal delivery to the transferee. The Administrator shall comply with any such request of a transferor relating to Statements of Account and/or gift certificates as soon as practicable following receipt of such request.

          If transfer instructions with regard to Account Shares which are not Reinvestment Eligible Securities are received by the Administrator on or after the record date relating to a Dividend Payment Date but before the Dividend Payment Date, the transfer shall be processed as described above, and the Administrator shall, as soon as practicable following the receipt of Dividends paid on such designated Account Shares, mail a check for such Dividends by First Class Mail to the transferor at his address of record or directly deposit such Dividends in the transferor's direct deposit account, if he has elected the direct deposit option pursuant to Section 7.7 hereof. If transfer instructions with regard to Account Shares that are also Reinvestment Eligible Securities are received by the Administrator on or after the record date relating to a Dividend Payment Date but before the Dividend Payment Date, the shares of Common Stock purchased from the reinvestment of such Dividends shall be credited to the Participant's Account, and (i) if the Participant's transfer instructions cover less than all of his whole Account Shares, the transfer shall be processed as described above in the immediately preceding paragraph or (ii) if the Participant's transfer instructions cover all of his whole Account Shares, the transfer shall not be processed until after such Dividends have been reinvested pursuant to the Plan and the shares of Common Stock purchased therewith have been credited to his Account. In the case of clause (ii) of the immediately preceding sentence, the Administrator shall effect such transfer as soon as practicable after such Dividend Payment Date.

          Section 5.3. Reinvestment of Dividends on Remaining Account Shares. If only a portion of a Participant's Account Shares are Reinvestment Eligible Securities and the Participant elects to (i) sell a portion of his Account Shares pursuant to Section 5.1 hereof, (ii) transfer a portion of his Account Shares pursuant to Section 5.2 hereof or (iii) withdraw a portion of his Account Shares pursuant to Section 7.2 hereof, all of the Account Shares which are not Reinvestment Eligible Securities shall be sold, transferred or withdrawn, as the case may be, before any Account Shares which are Reinvestment Eligible Securities are sold, transferred or withdrawn unless the Participant gives specific instructions to the contrary in connection with such sale, transfer or withdrawal of Account Shares.

                                   ARTICLE VI

                              Eligible Securities

          Section 6.1. Eligible Securities. The following debt and equity securities of the Company and its subsidiaries shall be Eligible Securities:

          (i)    Common Stock;
          (ii)   Debentures, 9 3/8% Series due June 1, 2001;
          (iii)  Debentures, 7 7/8% Series due July 1, 2002;
          (iv)   $4 Preferred Stock;
          (v)    First Mortgage Bonds, 6 3/4% Series due 1997;
          (vi)   First Mortgage Bonds, 9.15 % Series due 2021;
          (vii)  First Mortgage Bonds, 8 3/4% Series due 2022;
          (viii) First Mortgage Bonds, 7 3/4% Series due 2023; and
          (ix)   First Mortgage Bonds, 7 1/2% Series due 2023

          Section 6.2. Additional Eligible Securities. The Company may from time to time or at any time designate other debt or equity securities of the Company and its subsidiaries as Eligible Securities by notifying the Administrator in writing of the designation of such securities as Eligible Securities.

                                  ARTICLE VII

                             Treatment of Accounts

          Section 7.1. Changing Plan Options. A Participant may elect to change his Plan options, including (i) changing the reinvestment levels (i.e., full, partial or none) of Dividends and Interest on Reinvestment Eligible Securities and (ii) changing the designation of Reinvestment Eligible Securities, by delivering to the Administrator written or facsimile instructions or a new Enrollment Form to that effect. To be effective with respect to any Dividend or Interest payment, the instructions or Enrollment Form with respect to such Reinvestment Eligible Securities must be received by the Administrator on or before the record date relating to such Dividend and/or Interest. If the instructions or Enrollment Form are not received by the Administrator on or before the record date relating to such Dividend and/or Interest, such instructions shall not become effective until after the payment of such Dividend and/or Interest. The shares of Common Stock purchased from the reinvestment of such Dividend and/or Interest shall be credited to the Participant's Account. After the Administrator's receipt of effective option changing instructions, Dividends and Interest on Reinvestment Eligible Securities as to which the reinvestment election has been revoked will be paid in cash or with regard to Dividends on Common Stock, by direct deposit to the Participant's designated direct deposit account, if such Participant has elected the direct deposit option pursuant to Section 7.7 hereof.

          Section 7.2. Right of Withdrawal. A Participant may, at any time or from time to time, withdraw from the Plan all or any part (other than fractions) of his Account Shares by delivering to the Administrator (i) appropriate withdrawal instructions to that effect, if such Participant will be the record holder of such Account Shares after withdrawal or (ii) written instructions specifying the recipient's name, address, Social Security number and telephone number (or such items as required by the Administrator) and a stock assignment (stock power) to that effect, if the Participant will not be the record holder of such Account Shares after withdrawal. Subject to the limitations described in the immediately following paragraph, within two business days of the Administrator's receipt of (i) appropriate withdrawal instructions or (ii) appropriate written transfer instructions and a stock assignment (stock power), as the case may be, which indicates the Participant's desire to withdraw certain of his whole Account Shares, the Administrator shall mail by First Class Mail to the Participant at his address of record, or to the address of any Person that the Participant designated, certificates representing such designated Account Shares.

          If withdrawal or transfer instructions with regard to Account Shares which are not Reinvestment Eligible Securities are received by the Administrator on or after the record date relating to a Dividend Payment Date but before the Dividend Payment Date, the withdrawal shall be processed as described above, and the Administrator shall, as soon as practicable following the receipt of Dividends paid on the withdrawn Account Shares, mail a check for such Dividends by First Class Mail to the Participant at his address of record or directly deposit such Dividends in the Participant's designated direct deposit account, if such Participant has elected the direct deposit option pursuant to Section
7.7 hereof. If withdrawal or transfer instructions with regard to Account Shares which are also Reinvestment Eligible Securities are received by the Administrator on or after the record date relating to a Dividend Payment Date but before the Dividend Payment Date, the shares of Common Stock purchased from the reinvestment of such Dividends shall be credited to the Participant's Account, and (i) if the Participant's withdrawal instructions cover less than all of his Account Shares, the withdrawal shall be processed as described above in the immediately preceding paragraph or (ii) if the Participant's withdrawal instructions cover all of his whole Account Shares, the withdrawal instructions shall not be processed until after such Dividends have been reinvested pursuant to the Plan and the shares of Common Stock purchased therewith have been credited to his Account. In the case of clause (ii) of the immediately preceding sentence, the Administrator shall mail by First Class Mail to the Participant at his address of record, or to the address of any Person that the Participant designated, certificates representing the withdrawn Account Shares as soon as practicable following such Dividend Payment Date.

          Withdrawal of Account Shares shall not affect reinvestment of Dividends on the Account Shares withdrawn unless (i) the Participant is no longer the record holder of such Account Shares, (ii) such reinvestment is changed by the Participant by delivering to the Administrator written or facsimile instructions or an Enrollment Form to that effect pursuant to Section
7.1 hereof or (iii) the Participant has terminated his participation in the Plan.

          Section 7.3. Right of Termination of Participation. If a Participant's written, telephone or facsimile instructions to the Administrator indicate the Participant's desire to terminate his participation in the Plan, the Administrator shall treat such request as a withdrawal of all of such Participant's whole Account Shares pursuant to Section 7.2 hereof. As soon as practicable after receipt of termination instructions, the Administrator, in addition to mailing certificates representing all whole Account Shares, if any, pursuant to Section 7.2 hereof, shall mail by First Class Mail to the Participant at his address of record a check for an amount equal to the sum of
(i) the amount of cash credited to such Participant's Account pending investment in Common Stock and (ii) the cash value of any fraction of a share of Common Stock credited to his

Account. Such fraction of a share shall be valued at the Company Share Purchase Price for the trading day immediately preceding the date of termination.

          Section 7.4. Stock Splits, Stock Dividends and Rights Offerings. Any shares or other securities representing stock splits or other noncash distributions on Account Shares shall be credited to such Participant's Account. Stock splits, combinations, recapitalizations and similar events affecting the Common Stock shall, as to shares credited to Accounts of Participants, be credited to such Accounts on a pro rata basis. In the event of a rights offering, a Participant shall receive rights based upon the total number of whole shares of Common Stock credited to his Account.

          Section 7.5. Shareholder Materials; Voting Rights. The Administrator shall send or forward to each Participant all applicable proxy solicitation materials, other shareholder materials or consent solicitation materials. Participants shall have the exclusive right to exercise all voting rights respecting Account Shares credited to their respective Accounts. A Participant may vote any of his whole Account Shares in person or by proxy. A Participant's proxy card shall include his whole Account Shares and shares of Common Stock of which he is the record holder. Account Shares shall not be voted unless a Participant or his proxy votes them. Fractions of shares of Common Stock shall not be voted.

          Solicitation of the exercise of Participants' voting rights by the management of the Company and others under a proxy or consent provision applicable to all holders of Common Stock shall be permitted. Solicitation of the exercise of Participants' tender or exchange offer rights by management of the Company and others shall also be permitted. The Administrator shall notify the Participants of each occasion for the exercise of their voting rights or rights with respect to a tender offer or exchange offer within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to the shareholders of the Company by the Company regarding the exercise of such rights.

          Section 7.6. Statements of Account. As soon as practicable after each calendar quarter, the Administrator shall send to each Participant a quarterly Statement of Account. Additionally, the Administrator shall send a confirmation to each Participant promptly after each cash investment, deposit of Common Stock into the Plan pursuant to Section 4.1 hereof or sale, transfer or withdrawal of Account Shares by such Participant. The Administrator need not confirm Dividend and Interest reinvestments individually but shall confirm any such reinvestments on quarterly Statements of Account.

          Section 7.7. Direct Deposit Option. A Participant may elect to have any Dividends on Account Shares not being reinvested in Common Stock pursuant to the Plan paid by electronic direct deposit to the Participant's predesignated bank, savings or credit union account. To receive such direct deposit of funds, a Participant must complete and return a Direct Deposit Authorization Form to the Administrator. Direct deposit authorization must be received by the Administrator at least 30 days before an applicable Dividend Payment Date to be effective for that Dividend Payment Date. Participants can cancel direct deposit of Dividends by notifying the Administrator in writing or by facsimile. In order to be effective for an applicable Dividend Payment Date, the Administrator must receive the cancellation notice at least 30 days before that Dividend Payment Date. To change a designated bank, savings or credit union account for direct deposit of Dividends, the Administrator must receive written notice, accompanied by a voided check or deposit slip for the new bank account, at least 30 days before an applicable Dividend Payment Date.

          Section 7.8. Automatic Investing Option. A Participant may elect to make automatic monthly or quarterly investments of a specified amount (not less than $50 per purchase nor more than $120,000 per calendar year) by electronic automatic transfer of funds from a predesignated bank, savings or credit union account. A Participant must complete an Automatic Investing Authorization Form and return it to the Administrator at least 30 days before initiating automatic investing. Automatic investing deductions shall be made two business days before the Investment Date. A Participant shall be charged a returned check fee by his bank if the designated bank, savings or credit union account does not have sufficient funds to cover the authorized deduction.

          A Participant may change the amount of his automatic investment by notifying the Administrator in writing or by facsimile of the new amount, and the change shall be effective approximately two weeks after the notice is received. A Participant may cancel automatic investing by instructing the Administrator in writing or by facsimile to cancel the automatic investing, and the cancellation shall be effective approximately two weeks after the notice is received. To change a designated bank, savings or credit union account, a Participant must notify the Administrator in writing, by telephone or by facsimile at least 30 days before the change is to take effect and supply a voided check or deposit slip for the new account.

                                  ARTICLE VIII

                      Certificates and Fractions of Shares

          Section 8.1. Certificates. Shares of Common Stock purchased for a Participant will be held in an automated, electronic record keeping system by the Administrator in its name or the name of its nominee. The number of shares, including fractional shares, held for each Participant will be shown on each Statement of Account. A Participant, at any time or from time to time, may request in writing, by telephone or by facsimile to receive a certificate for all or a portion of his whole Account Shares. The Administrator shall mail such certificate(s) within two business days after the receipt of such request to such Participant at his address of record; provided, however, that upon the mailing of such certificate(s) the shares of Common Stock represented by such certificate shall no longer be Account Shares but shall remain Reinvestment Eligible Securities (to the extent such Participant has elected to have Dividends on such Account Shares reinvested in Common Stock).

          Section 8.2. Fractional Shares. Fractions of shares of Common Stock shall be credited to Accounts as provided in Article III hereof; provided, however, that no certificate for a fraction of a share shall be distributed to any Participant at any time; and provided, further, that the Company shall issue and sell only whole shares of Common Stock to the Administrator in respect of Dividends and Interest reinvested in, and purchases made by the Administrator hereunder of, newly issued shares or shares of Common Stock held in the Company's treasury.

          Section 8.3. Fractional Share Account. In the event that, upon a Participant's termination of participation in the Plan, the Account of such Participant is credited with a fraction of a share of Common Stock, such fraction of a share shall be purchased by the Administrator for the Fractional Share Account at the Company Share Purchase Price determined as of the trading date specified in Section 7.3, 9.1 or 9.4 hereof, as the case may be, and the proceeds thereof shall be remitted to such Participant as set forth in Section 7.3, 9.1 or 9.4 hereof, respectively. The Company shall from time to time credit the Fractional Share Account with such amounts of money as may be necessary to fund such purchases for the Fractional Share Account; provided, however, that the Company may, at any time or from time to time, direct the Administrator to repay, and thereupon the Administrator shall repay to the Company such portion of the cash as the Company may, in its discretion, deem to be in excess of the amount needed to fund the operations of the Fractional Share Account.

          As set forth in Section 3.5 hereof, on each Investment Date, the Administrator shall first apply the aggregate amount of optional cash investments, initial cash investments, Dividends and Interest to the purchase of all currently existing Fractional Account Shares. If the remaining aggregate amount of optional cash investments, initial cash investments, Dividends and Interest is not sufficient to purchase a whole number of shares of Common Stock, the Company shall provide to the Administrator, as agent for the Company, such additional amount of money as may be necessary to enable the Administrator (or the Independent Agent, as the case may be) to purchase an additional share of Common Stock. The fraction of a share that has been purchased with funds provided by the Company shall be credited to the Fractional Share Account, and the remaining fraction of a share shall be allocated among the Participants' Accounts as necessary.

                                   ARTICLE IX

                              Concerning the Plan

          Section 9.1. Suspension, Modification and Termination. The Company may at any time and from time to time, at its sole option, suspend, modify, amend or terminate the Plan, in whole, in part or in respect of Participants in one or more jurisdictions; provided, however, no such amendment shall decrease the Account of any Participant or result in a distribution to the Company of any amount credited to the Account of any Participant. Upon complete termination of the Plan, the Accounts of all Participants (or in the case of partial termination of the Plan, the Accounts of all affected Participants) shall be treated as if each such Participant had elected to terminate his participation in the Plan pursuant to Section 7.3 hereof, except that any fraction of a share of Common Stock shall be valued as of the trading date immediately preceding the date on which the Plan is terminated. The Administrator shall promptly send each affected Participant notice of such suspension, modification or termination.

          Section 9.2. Rules and Regulations. The Company may from time to time adopt such administrative rules and regulations concerning the Plan as it deems necessary or desirable for the administration of the Plan. The Company shall have the power and authority to interpret the terms and the provisions of the Plan and shall interpret and construe the Plan and reconcile any inconsistency or supply any omitted detail in a manner consistent with the general terms of the Plan and applicable law.

          Section 9.3. Costs. All costs of administration of the Plan shall be paid by the Company; provided, however, that any brokerage commissions, service charges or applicable taxes incurred in connection with open market purchases and sales of shares of Common Stock made under the Plan shall be borne by the Participants and all fees charged by the IRA Trustee in connection with Plan IRAs shall be borne by the IRA Participants.

          Section 9.4. Termination of a Participant. If a Participant does not have at least one whole Account Share or own or hold any other Reinvestment Eligible Securities, the Participant's participation in the Plan may be terminated by the Company, in its sole discretion, after written notice is mailed to such Participant at his address of record. Additionally, the Company, in its sole discretion, may terminate any Participant's participation in the Plan after written notice mailed in advance to such Participant at his address of record. Upon such termination, the Account of such Participant shall be treated as if he had elected to terminate his participation in the Plan pursuant to Section 7.3 hereof, except that any fraction of a share of Common Stock shall be valued as of the trading date immediately preceding the date on which such Participant's participation is terminated.

                                   ARTICLE X

                           Administration of the Plan

          Section 10.1. Selection of an Administrator. The Administrator shall be appointed by the Company. The Administrator's appointment to serve as such may be revoked by the Company at any time. The Administrator may resign at any time upon reasonable notice to the Company. In the event that no Administrator is appointed, the Company shall be deemed to be the Administrator for purposes of the Plan. The Company shall be the initial Administrator.

          Section 10.2. Compensation. The officers of the Company shall make such arrangements regarding compensation, reimbursement of expenses and indemnification of the Administrator and any Independent Agent as they from time to time deem reasonable and appropriate.

          Section 10.3. Authority and Duties of Administrator. The Administrator shall have the authority to undertake any act necessary to fulfill its duties as set forth in the various provisions of the Plan. Upon receipt, the Administrator shall deposit all Dividends, Interest, optional cash investments and initial cash investments in the Trust Account. The Administrator shall maintain appropriate records of the Accounts of Participants and the Fractional Share Account.

          Section 10.4. Liability of the Company, the Administrator and Any Independent Agent. The Company, the Administrator and any Independent Agent shall not be liable for any act done in good faith, or for the good faith omission to act in administering or performing their duties with respect to the Plan, including, without limitation, any claim of liability arising out of failure to terminate a Participant's Account upon such Participant's death prior to receipt of notice in writing of such death, or with respect to the prices at which shares are purchased or sold for a Participant's Account and the times when such purchases and sales are made, or with respect to any loss or fluctuation in the market value after the purchase or sale of such shares.

          Section 10.5. Records and Reports. The Administrator shall keep appropriate records concerning the Plan, Accounts of Participants, purchases and sales of Common Stock made under the Plan and Participants' addresses of record and shall send Statements of Account and confirmations to each Participant in accordance with the provisions of Section 7.6 hereof.

          Section 10.6. Selection of Independent Agent. Any Independent Agent serving in such capacity pursuant to the Plan shall be selected by the Company, and the Administrator and the Company, or either of them, shall, subject to the provisions of Section 3.3 hereof, make such arrangements and enter into such agreements with the Independent Agent in connection with the activities contemplated by the Plan as the Administrator and the Company, or either of them, deem reasonable and appropriate.

          Section 10.7. Source of Shares of Common Stock. The Company shall not change the source of shares of Common Stock purchased by Participants in the Plan (i.e., either (i) newly issued shares of Common Stock or shares of Common Stock held in the Company's treasury purchased from the Company or (ii) shares of Common Stock purchased in the open market) more than once in any three-month period. At any time that the source of shares of Common Stock purchased in the Plan are shares purchased in the open market, the Company shall not exercise its right to change the source of shares absent a determination by the Company's Board of Directors or Finance Committee of the Board of Directors that the Company has a need to raise additional capital or there is another compelling reason for a change.

                                   ARTICLE XI

                                Trust Agreement

          Section 11.1. Continuation of Trust Account. The Company has previously created with the Trustee a trust consisting of all Dividends, Interest, optional cash investments and initial cash investments deposited by the Administrator in that certain non-interest bearing trust account (together with all Dividends, Interest, optional cash investments and initial cash investments deposited therein from time to time, the "Trust Account") established by the Company at Texas Commerce Bank National Association ("TCB"), account no. 0010-091-2428, or such other non-interest bearing accounts as the Company may establish from time to time hereunder with any commercial bank organized under the laws of the United States or any state, which commercial bank must have assets in excess of $500,000,000. The Trust Account is hereby continued.

          Section 11.2. Acceptance of Trust. This provision is no longer applicable.

          Section 11.3. Successor Trustees. The person serving at any particular time as the Chief Financial Officer of the Company shall be the trustee of the trust hereunder. Therefore, if any person who is serving as trustee for any reason ceases to serve as Chief Financial Officer of the Company, that person shall also be deemed to have ceased to serve as trustee hereunder, and the successor Chief Financial Officer of the Company shall be the trustee hereunder. If the situation arises, under the preceding part of this
Section 11.3 or otherwise, in which no trustee is either serving or designated to serve hereunder, a trustee of the trust shall be appointed by the Company in accordance with Section 11.4 or, if the Company fails to appoint a successor within sixty (60) days of receiving notification that a vacancy has occurred, a trustee for the trust shall be appointed in accordance with applicable law.

          Section 11.4. Method of Appointment by Company. The appointment of a successor trustee hereunder by the Company shall be accomplished by (i) an instrument in writing appointing such successor trustee, executed by the Company, together with a certified copy of resolutions of the Board of Directors of the Company to such effect and (ii) an acceptance in writing of the office of successor trustee hereunder executed by the successor so appointed. The Company shall send notice of such appointment to the Administrator. Any successor trustee hereunder may be either a corporation authorized and empowered to exercise trust powers or one or more individuals.

          Section 11.5. Removal of Trustee. Any person or entity serving as trustee may be removed as such by the Company at any time, with or without cause, effective sixty (60) days after delivery of written notice to the trustee, but such notice may be waived by the trustee. Such removal shall be effected by delivering to the trustee a written notice of removal executed by the Company and by giving notice to the trustee of the appointment of a successor trustee in the manner set forth in Section 11.4.

          Section 11.6. Resignation of Trustee. Any person or entity serving as trustee may resign as such, effective sixty (60) days after delivery of notice thereof in writing to the Company.

          Section 11.7.  Trustee Defined.  As used or applied below in this
Article XI, the term "Trustee" refers collectively to the one or ones at any particular time serving as the trustee or trustees of the trust. The neuter gender is used in referring to that term.

          Section 11.8. General Duties of the Company. The Company shall provide the Trustee with a true and correct copy of the Plan and true and correct copies of any amendments to the Plan promptly upon their adoption and shall certify to the Trustee the names and specimen signatures of any person who shall have authority to control and manage the operation and administration of the Plan on behalf of the Administrator.

          Section 11.9. General Duties and Powers of the Trustee. No bond or other security shall ever be required of the Trustee.

          The Trustee shall keep accurate and detailed records of receipts and disbursements and other transactions affecting the Trust Account, and shall make disbursements from the Trust Account at such times, to such persons (including the Administrator) and in such amounts as the Administrator shall direct in writing. All such disbursements shall comply with the provisions of the Plan and no disbursement shall be made which would cause any property in the Trust Account to be used or diverted for purposes not consistent with the provisions of the Plan.

          The Trustee shall, in the Trustee's sole and absolute discretion, perform such other acts as the Trustee may deem necessary or proper for the protection of the Trust Account and, except to the extent inconsistent with the provisions of the Plan, may exercise all such further rights and powers as may be granted to trustees generally under the Texas Trust Code.

          Section 11.10. Liability of Trustee. The Trustee shall use ordinary care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall not be liable or responsible for any loss sustained by the Trust Account by reason of the insolvency of the financial institution holding such account or for acting without question on the direction of, or failing to act in the absence of any direction from, the Administrator or any person with authority to act on behalf of the Administrator, unless the Trustee knows that by such action or failure to act he or she will be in breach of his or her fiduciary duty. The Trustee shall not be responsible in any respect for the administration of the Plan.

          The duties and obligations of the Trustee hereunder shall be governed solely by the terms of this Article XI, and no implied covenants or obligations shall be read into this Article XI against the Trustee.

          Section 11.11. Transfer of Trust Account to Successor. Upon resignation or removal, the Trustee shall transfer and deliver control over the Trust Account and all records relating to the Trust Account to the successor trustee of the trust. All of the provisions set forth herein with respect to the Trustee shall relate to each successor trustee hereunder with the same force and effect as if such successor trustee had been originally named herein as the Trustee hereunder.

          Section 11.12. Trustee's Compensation. The officers of the Company shall make such arrangements regarding compensation, reimbursement of expenses and indemnification of the Trustee as they from time to time deem reasonable and appropriate.

                                  ARTICLE XII

                            Miscellaneous Provisions

          12.1. Controlling Law. This Plan shall be construed, regulated and administered under the laws of the State of Texas.

          12.2. Acceptance of Terms and Conditions of Plan by Participants. Each Participant, by completing an Enrollment Form and as a condition of participation herein, and each IRA Participant, by completing an IRA Application Form and as a condition of participation as an IRA Participant, for himself, his heirs, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of this Plan and any subsequent amendments hereto, and all actions of the Company and the Administrator hereunder.

          IN WITNESS WHEREOF, HOUSTON INDUSTRIES INCORPORATED has amended and restated the ICP in the form of this Houston Industries Incorporated Amended and Restated Investor's Choice Plan and has executed this Plan and continued the trust contemplated herein as evidenced by the signature affixed hereto of its Executive Vice President and Chief Financial Officer, Stephen W. Naeve, and Stephen W. Naeve, individually as Trustee, has evidenced his acceptance of the trust contemplated herein and has agreed to the terms of the trust as evidenced by his signature affixed hereto, effective as of August __, 1997.


                              HOUSTON INDUSTRIES INCORPORATED



                              By:_____________________________________
                                    Name:  Stephen W. Naeve
                                    Title: Executive Vice President
                                           and Chief Financial Officer



                              TRUSTEE:



                              ________________________________________
                              Stephen W. Naeve, Trustee